AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 21, 2008

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, DC  20549

FORM S-8

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SOURCE INTERLINK COMPANIES, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	20-2428299 (I.R.S. Employer Identification No.)

27500 Riverview Center Blvd., Suite 400, Bonita Springs, FL 34134

(Address of Principal Executive Offices and Zip Code)

2007 Omnibus Long-Term Compensation Plan

(Full title of the Plan)

Douglas J. Bates, Esq.

Senior Vice President, General Counsel & Secretary

Source Interlink Companies, Inc.

27500 Riverview Center Blvd., Suite 400

Bonita Springs, FL 34134

(Name and address of agent for service)

(239) 949-4450

(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☒	Non-accelerated filer ☐	Smaller reporting company ☐
(do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(2)
Common Stock, $0.01 par value per share	4,000,000	$1.32	$5,280,000	$207.51

(1)         In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the 2007 Ominibus Long-Term Compensation Plan as a result of any future stock split, stock dividend or other similar event.

(2)         The proposed maximum aggregate offering price per share was estimated solely for the purpose of calculating the registration fee.  Such estimate has been calculated in accordance with Rule 457(c) and (h) under the Securities Act of 1933 and is based upon the average of the high and low sale prices for shares of the Registrant’s common stock as reported on the Nasdaq Global Select Market on April 15, 2008.

This registration statement on Form S-8 (the “Registration Statement”) shall become effective upon filing in accordance with Rule 462(a) under the Securities Act of 1933, as amended.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information required by Part I of Form S-8 has been included in documents that will be sent or given to employees as specified by Rule 428(b)(1) issued by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).  Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.  These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.         Incorporation of Documents by Reference.

The following documents filed by the Registrant with the Securities and Exchange Commission are incorporated herein by reference:

(a)                                The Registrant’s Annual Report on Form 10-K for the year ended January 31, 2008 filed with the Commission on April 15, 2008;

(b)                               The Registrant’s Current Report on Form 8-K (other than Item 2.02 and 7.01 of such Form 8-K) filed with the Commission on April 17, 2008; and

(c)                                The description of the Registrant’s common stock contained in the Registrant’s Registration Statement on Form 8-A12B filed with the Commission on October 1, 1997 (with respect to the Registrant’s common stock), including any amendment or report filed for the purpose of updating such description.

All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all such securities then remaining unsold, other than any information the Registrant has “furnished” to, rather than “filed” with, the Commission in such documents, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.  Any statement contained in a document incorporated by reference herein and filed prior to the filing hereof shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein modifies or supersedes such statement, and any statement contained herein or in any other document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is incorporated by reference herein modifies or supersedes  such statement.  Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.         Description of Securities.

Not Applicable.

Item 5.         Interests of Named Experts.

Not Applicable.

Item 6.         Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to officers, directors and other corporate agents in terms sufficiently broad to permit such indemnification under certain circumstances and subject to certain limitations.  As permitted by Section 145 of the Delaware General Corporation Law, the Registrant’s Certificate of Incorporation includes a provision that eliminates the personal liability of its directors for monetary damages for breach of their fiduciary duties as directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, the bylaws of the Registrant provide that:

•      The Registrant shall indemnify its directors and officers for serving the Registrant in those capacities or for serving other business enterprises at the Registrant’s request, to the fullest extent permitted by Delaware law, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Registrant, and, with respect to any criminal proceeding, had no reasonably cause to believe such person’s conduct was unlawful.

•      The Registrant may, in its discretion, indemnify employees and agents in those circumstances where indemnification is not required by law.

•      The Registrant is required to advance expenses, as incurred, to its directors and officers in connection with defending a proceeding, except that such director or officer shall undertake to repay such advances if it is ultimately determined that such person is not entitled to indemnification.

•      The Registrant will not be obligated pursuant to the bylaws to indemnify a person with respect to proceedings initiated by that person, except with respect to proceedings authorized by the Registrant’s board of directors or brought to enforce a right to indemnification.

•      The rights conferred in the bylaws are not exclusive, and the Registrant is authorized to enter into indemnification agreements with its directors, officers, employees and agents and to obtain insurance to indemnify such persons.

•      The Registrant may not retroactively amend the bylaw provisions to reduce its indemnification obligations to directors, officers, employees and agents.

The Registrant also maintains directors and officers insurance to insure such persons against certain liabilities.  These indemnification provisions may be sufficiently broad to permit indemnification of the Registrant’s officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

Item 7.         Exemption from Registration Claimed.

The Registrant has granted awards under the Plan to a small number of employees, and any securities that are a part of such awards to be reoffered or resold pursuant to this Registration Statement were issued by the Registrant pursuant to the exemption set forth in Section 4(2) of the Securities Act.

Item 8.         Exhibits.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Gallop, Johnson & Neuman, L.C.

10.1	2007 Omnibus Long-Term Compensation Plan.

10.2	Form of Non-Statutory Stock Option Agreement

10.3	Form of Restricted Stock Award Agreement

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

Item 9.           Undertakings.

(a)           The undersigned Registrant hereby undertakes:

1.     To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)            To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement.  Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in this Registration Statement;

(iii)          To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

2.     That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.     To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)           The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)           Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bonita Springs, State of Florida, on April 18, 2008.

SOURCE INTERLINK COMPANIES, INC.

By:	/s/ Michael R. Duckworth
Michael R. Duckworth
Chairman of the Board of Directors

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Douglas J. Bates, Senior Vice President, General Counsel & Secretary as his/her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him/her and in his/her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he/she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

April 18, 2008	/s/ Michael R. Duckworth
Michael R. Duckworth
Chairman of the Board of Directors
(principal executive officer)

April 18, 2008	/s/ Marc Fierman
Marc Fierman
Executive Vice President and Chief Financial Officer
(principal financial and accounting officer)

April 18, 2008	/s/ James R. Gillis
James R. Gillis
Interim Co-Chief Executive Officer and Director

April 18, 2008	/s/ Gray Davis
Gray Davis
Director

, 2008
Ariel Z. Emanuel
Director

April 18, 2008	/s/David R. Jessick
David R. Jessick
Director

April 18, 2008	/s/Allan R. Lyons
Allan R. Lyons
Director

April 18, 2008	/s/Gregory Mays
Gregory Mays
Director

April 18, 2008	/s/George A Schnug
George A. Schnug
Director

April 18, 2008	/s/Terrence J. Wallock
Terrence J. Wallock
Director

SOURCE INTERLINK COMPANIES, INC.

EXHIBIT INDEX

Exhibit
Number	Description

5.1	Opinion of Gallop, Johnson & Neuman, L.C.

10.1	2007 Omnibus Long-Term Compensation Plan. (1)

10.2	Form of Non-Statutory Stock Option Agreement

10.3	Form of Restricted Stock Award Agreement

23.1	Consent of BDO Seidman, LLP.

23.2	Consent of Gallop, Johnson & Neuman, L.C. (included in Exhibit 5.1).

24	Power of Attorney (included on signature page of this Registration Statement).

(1)   Incorporated herein by reference to Annex A to the Registrant’s Definitive Proxy Statement, filed with the Securities and Exchange Commission on October 25, 2007.